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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: September 22, 2004
                        (date of earliest event reported)


                            DARDEN RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 1-13666


     Florida                                              59-3305930
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                 5900 Lake Ellenor Drive, Orlando, Florida 32809
          (Address of principal executive offices, including zip code)

                                 (407) 245-4000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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


Item 2.02  Results of Operations and Financial Condition.

Darden Restaurants, Inc. issued a news release dated September 22, 2004, entitled "Darden Restaurants Reports First Quarter Diluted Earnings Per Share of 44 Cents," a copy of which is furnished herewith as Exhibit 99 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

         The following exhibit is being furnished with this Current Report:

         Exhibit Number
         (by reference to
         Item 601 of
         Regulation S-K)   Description

         99 Press Release dated September 22, 2004, entitled "Darden Restaurants Reports First Quarter Diluted Net Earnings Per Share of 44 Cents."

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DARDEN RESTAURANTS, INC.




                            By:   /s/ Paula J. Shives
                                ------------------------------------
                                  Paula J. Shives
                                  Senior Vice President, General Counsel and
                                  Secretary




Date:  September 22, 2004

                                  EXHIBIT INDEX


Exhibit Number          Description of Exhibit

99 Press Release dated September 22, 2004, entitled "Darden Restaurants Reports First Quarter Diluted Net Earnings Per Share of 44 Cents."

DARDEN RESTAURANTS
------------------
Red Lobster(R) Olive Garden(R) Bahama Breeze(R) Smokey Bones(R)
         www.darden.com
                                                             NEWS/INFORMATION
                                                             Corporate Relations
                                                             P.O. Box 593330
                                                             Orlando, FL  32859

                                        Contacts:
                                        (Analysts) Matthew Stroud (407) 245-6458
                                        (Media)    Jim DeSimone   (407) 245-4567
FOR RELEASE
September 22, 2004
4:30 PM ET

                    DARDEN RESTAURANTS REPORTS FIRST QUARTER
                   DILUTED NET EARNINGS PER SHARE OF 44 CENTS

ORLANDO, FL, September 22 - Darden Restaurants, Inc. today reported sales of $1.28 billion for the first quarter ended August 29, 2004, and quarterly diluted net earnings per share of 44 cents, up 10% from prior year.

"We are pleased with this quarter's improved results," said Joe Lee, Chairman and Chief Executive Officer of Darden Restaurants. "Despite the adverse effects of Hurricane Charley and the Summer Olympics, we achieved solid earnings growth. Olive Garden continues to perform well, Red Lobster and Bahama Breeze are making progress in important areas and Smokey Bones continues its successful expansion. We're focused on sustained brilliance with the basics. That means providing outstanding service, great tasting food and a clean, comfortable and inviting atmosphere in our restaurants. We know operating excellence and strong leadership teams are what it takes to be the best in casual dining."

Highlights for the quarter ended August 29, 2004, include the following:

o Net earnings in the first quarter were $72.1 million, or 44 cents per diluted share, on sales of $1.28 billion. Last year, net earnings were $68.6 million, or 40 cents per diluted share, on sales of $1.26 billion.

o    Total sales of $1.28 billion represent a 1.5% increase over prior year.

o Olive Garden reported its 40th consecutive quarter of U.S. same-restaurant sales growth with a 2.8% increase.

o On August 11, the Company announced that Clarence Otis, Jr. would succeed Joe Lee as Darden's CEO in December 2004. Lee will remain as Chairman of the Board until his planned retirement in December 2005, when Otis is expected to become Chairman.

o The Company also announced that Drew Madsen, now President of Olive Garden, will become Darden's President and Chief Operating Officer in December 2004.

                                     -MORE-

o The Company continued its share repurchases, buying back 2.9 million shares of its common stock in the quarter.

Operating Highlights

OLIVE GARDEN'S first quarter sales of $580.5 million were 6.0% above prior year, driven by revenue from 18 net new restaurants in operation versus last year and a U.S. same-restaurant sales increase of 2.8%. This is the 40th consecutive quarter of same-restaurant sales growth for Olive Garden and builds on a 3.9% increase in the first quarter of last year. The company's increased sales, combined with lower restaurant expenses and selling, general and administrative expenses as a percentage of sales, more than offset increased labor costs, resulting in a record quarterly profit that also represents a strong double-digit operating profit increase over last year.

"This was a strong quarter for Olive Garden," said Drew Madsen, President of Olive Garden. "Our financial results in the areas of operating profit and return on sales were outstanding. We've delivered 10 straight years of same-restaurant sales growth, and our goal is to deliver that kind of sustained excellence well into the future. To accomplish that, our teams will continue to focus on delighting our guests with a genuine Italian dining experience."

RED LOBSTER'S first quarter sales of $594.8 million were 6.2% below prior year, reflecting a U.S. same-restaurant sales decrease of 7.6% that was partially offset by revenue from an additional five net new restaurants in operation versus last year. Profit margins per guest improved, as this year's lower food and beverage costs and restaurant expenses more than offset higher labor costs and selling, general and administrative expenses as a percent of sales. Operating profits were slightly lower than last year, as expected.

"Red Lobster's new `Simply Great' operational discipline is having a positive impact," said Kim Lopdrup, President of Red Lobster. "We achieved record guest satisfaction scores during the quarter. We also earned higher profit margins per guest because of greater efficiencies and reduced waste. While we have a great deal more work to do, we are pleased that the operating performance of our restaurants is improving rapidly. I am also delighted with how quickly our senior leaders have become an effective team."

BAHAMA BREEZE continued to deliver strong sales improvement, driven by the addition of the lunch daypart in most of the restaurants and in spite of operating two fewer restaurants than in the first quarter of the prior year.

SMOKEY BONES operated 32 more restaurants than the prior year, including seven restaurants that were opened during the first quarter. For the full fiscal year, 30 to 40 new restaurants are expected to open.

Other Actions

Darden continued the buyback of its common stock, purchasing 2.9 million shares in the first quarter. Since commencing its share repurchases in December 1995, the Company has repurchased a total of 112.2 million shares under authorizations totaling 115.4 million shares.

                                     -MORE-
                                       -3-

August 2004 U.S. Same-Restaurant Sales Results

Darden reported same-restaurant sales for the four-week fiscal August ended August 29, 2004. This period is the last month of Darden's fiscal 2005 first quarter.

Same-restaurant sales at Olive Garden were down 2% to 3% for fiscal August as expected, impacted by the company's decision not to advertise during the final two weeks of the month during the Olympics. The decline reflected a 5% to 6% decrease in guest counts and a 2% to 3% increase in check average. The check average increase was a result of a 2% to 3% increase in pricing and a 0% to 1% increase from menu mix changes. Last year, Olive Garden had an approximate 6% increase in same-restaurant sales during fiscal August. The company estimates that the 2004 Summer Olympics in August and the decision not to advertise during the final two weeks of fiscal August adversely affected Olive Garden's same-restaurant sales by approximately 2% to 3%.

Heavily affected by a shift in promotional strategy compared to last year, same-restaurant sales at Red Lobster were down approximately 16% for fiscal August. This reflected a 14% to 15% decline in guest counts and a 1% to 2% decline in check average. The check average decrease was a result of approximately a 0% to 1% increase in pricing and a 1% to 2% decline from menu mix changes. Last year, Red Lobster had an 11% to 12% increase in same-restaurant sales during fiscal August.

The Company estimates that Hurricane Charley, which occurred in fiscal August, adversely affected August same-restaurant sales results at both Red Lobster and Olive Garden by approximately 0.5% for a total sales impact at Darden of $1.5 to $2.0 million.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,300 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones and Seasons 52 restaurants with annual sales of $5.0 billion.


Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.








                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                              NUMBER OF RESTAURANTS

        08/29/04                                                       08/24/03
        --------                                                       --------
             650               Red Lobster USA                              645
              31               Red Lobster Canada                            31
            ----               ------------------                          ----
             681               Total Red Lobster                            676

             539               Olive Garden USA                             521
               6               Olive Garden Canada                            6
            ----               -------------------                         ----
             545               Total Olive Garden                           527

              32               Bahama Breeze                                 34

              76               Smokey Bones                                  44

               1               Seasons 52                                     1
            ----                                                           ----

           1,335               Total Restaurants                          1,282






















                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                      (In Thousands, Except per Share Data)
                                   (Unaudited)

                                                       13 Weeks Ended
                                               8/29/2004            8/24/2003
Sales                                       $      1,278,644     $    1,259,689
Costs and expenses:
  Cost of sales:
     Food and beverage                               391,421            396,713
     Restaurant labor                                405,816            392,335
     Restaurant expenses                             193,214            190,822
       Total cost of sales  (1)             $        990,451      $     979,870
  Selling, general and administrative                114,580            113,641
  Depreciation and amortization                       52,760             51,553
  Interest, net                                       10,964             10,641
       Total costs and expenses             $      1,168,755      $   1,155,705
Earnings before income taxes                         109,889            103,984
Income taxes                                         (37,764)           (35,390)
Net earnings                                $         72,125      $      68,594

Net earnings per share:
 Basic                                      $           0.46      $        0.42
 Diluted                                    $           0.44      $        0.40

Average number of common shares
 outstanding:
 Basic                                               157,600            164,700
 Diluted                                             163,200            170,500




(1) Excludes restaurant depreciation and
     amortization as follows:               $         49,219      $      48,082











                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                   (Unaudited)

                                                     8/29/2004        5/30/2004
ASSETS
Current assets:
   Cash and cash equivalents                    $      38,603       $    36,694
   Receivables                                         25,522            30,258
   Inventories                                        217,989           198,781
   Prepaid expenses and other current assets           27,803            25,316
   Deferred income taxes                               56,745            55,258
          Total current assets                  $     366,662       $   346,307
Land, buildings and equipment                       2,261,646         2,250,616
Other assets                                          181,123           183,425
          Total assets                          $   2,809,431       $ 2,780,348

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $     164,698       $   174,624
   Short-term debt                                     17,800            14,500
   Accrued payroll                                     89,427           103,327
   Accrued income taxes                                78,088            48,753
   Other accrued taxes                                 40,273            38,440
   Unearned revenues                                   65,091            75,513
   Other current liabilities                          233,401           228,324
          Total current liabilities             $     688,778       $   683,481
Long-term debt                                        652,672           653,349
Deferred income taxes                                 173,528           176,216
Other liabilities                                      22,077            21,532
          Total liabilities                     $   1,537,055       $ 1,534,578

Stockholders' equity:
   Common stock and surplus                     $   1,605,563       $ 1,584,115
   Retained earnings                                1,270,046         1,197,921
   Treasury stock                                  (1,544,882)       (1,483,768)
   Accumulated other comprehensive income
     (loss)                                           (10,369)           (9,959)
   Unearned compensation                              (47,190)          (41,401)
   Officer notes receivable                              (792)           (1,138)
          Total stockholders' equity             $  1,272,376       $ 1,245,770
                Total liabilities and
                  stockholders' equity           $  2,809,431       $ 2,780,348




                                     -MORE-

                            DARDEN RESTAURANTS, INC.
                   FIRST QUARTER FY 2005 FINANCIAL HIGHLIGHTS
                      (In Millions, Except per Share Data)
                                   (Unaudited)

                                                        13 Weeks Ended
                                                8/29/2004             8/24/2003

Sales                                          $  1,278.6           $   1,259.7

Net earnings                                   $     72.1           $      68.6

Net earnings per share:
   Basic                                       $     0.46           $      0.42
   Diluted                                     $     0.44           $      0.40

Average number of common shares outstanding:
   Basic                                            157.6                 164.7
   Diluted                                          163.2                 170.5














                                      -END-